United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2025

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 11, 2025 and May 13, 2025, SUNation Energy, Inc. (the “Company”) had received respective Nasdaq non-compliance letters regarding: (i) a Minimum Bid Price Deficiency notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market notifying the Company that, for the 30 consecutive business day period immediately preceding April 11, 2025 deficiency letter, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) and, as a result, did not comply with Listing Rule 5550(a)(2); and (ii) the Staff’s additional delisting notice pursuant to its discretionary authority under Listing Rule 5101 based on public interest concerns related to the Company’s securities offering announced on February 27, 2025.

Following receipt of the April 2025 deficiency notice, the Company timely requested a hearing before the Nasdaq Hearing Panel. The hearing request automatically stayed any suspension or delisting action pending the outcome of the hearing. The Company appeared before the Nasdaq Hearing Panl on May 27, 2025 to address the above-noted compliance matters. As of the hearing date, the Company had been in Compliance with the Minimum Bid Price for not less than twenty-five (25) consecutive trading days, and has since maintained Minimum Bid Price compliance to date.

On June 10, 2025, the Company received the Nasdaq Hearing Panel’s decision in which it notified the Company that it did not find the Company to be in violation of Listing Rules 5100 and 5550(a)(2), the “Public Interest Concern” and “Bid Price Rule”, respectively. Accordingly, the June 10, 2025 letter further provided that the Company is deemed to be in full compliance with the applicable Nasdaq Listing Rules, and that the above-referenced matter was closed.

Item 7.01 Regulation FD Disclosure

On June 16, 2025, the Company issued a press release announcing the Nasdaq Hearing Panel’s favorable decision regarding the Company’s compliance with the applicable Nasdaq Listing Rules. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the Company’s intent to file for a hearing before the Panel, our ability to regain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, including the Minimum Bid Price Requirement, timely file our request for a hearing before the Panel, the potential de-listing of our shares from the Nasdaq Capital Market due to our failure to comply with the Minimum Bid Price Requirement, and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: June 16, 2025

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